POWER OF ATTORNEY

The undersigned director of The Jensen Quality Growth Fund Inc. (the “Corporation”), an Oregon corporation, hereby appoints Robert D. McIver, with power of substitution or resubstitution, as his attorney-in-fact and agent (“Attorney-in-Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Corporation and relating to compliance by the Corporation with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (hereafter “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Corporation of any and all Registration Statements on Form N-1A pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as a director of the Corporation any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorney-in-Fact shall do or cause to be done by virtue thereof.

The undersigned hereby execute this Power of Attorney as of this 28th day of July, 2025.

Signature	Title

/s/ Kerry E. Barnett	Director
Kerry E. Barnett